Exhibit 99.2

                Written Statement of the Chief Executive Officer
                         Pursuant to 18 U.S.C. ss. 1350

Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Executive Officer of SBM Certificate Company (the "Company"), hereby certify, based on my knowledge, that Amendment No. 1 to the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2001 (the "Amended Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Eric M. Westbury
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     Eric M. Westbury
     President

Date: October 25, 2002